UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): October 1, 2011

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Center Drive Suite 210 Dunwoody, GA	30338
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Two Concourse Parkway, Suite 500, Atlanta, GA 30328
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective October 1, 2011 (the “Effective Date”), the board of directors (the “Board”) of NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), appointed Mr. Peter Mannetti to serve as a member of the Board until his successor is duly elected, qualified and seated or until his earlier resignation or removal. In addition to serving as a member of the Board, Mr. Mannetti will also serve as a member of the Board’s Audit Committee, its Compensation Committee and its Stock Option Committee. Mr. Mannetti also serves as a Managing Partner of iSherpa Capital, LLC, joining such firm in 2001.

In addition to the Company’s standard compensation and benefits offered to non-executive Board members including, without limitation, a retainer amount equal to $30,000 per annum plus $4,000 per quarterly and annual meeting, the Company granted to Mr. Mannetti options to purchase one hundred thousand (100,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the fair market value price of the Common Stock at the date of grant (which such price shall not be less than par value). The options granted to Mr. Mannetti shall vest on a pro-rata monthly basis over an eighteen month period.

On September 21, 2011, the Company also issued a press release announcing the appointment of Mr. Mannetti, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Press Release Regarding Appointment of Mannetti to Board	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2011	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Robert Thomson
	Name:	Robert Thomson
	Its:	Chief Financial Officer